Exhibit 10.4

BNDES

Credit Facility Financing Agreement No. 14.2.0880.1 entered into by and between the BNDES and LINX SISTEMAS E CONSULTORIA LTDA., with an intervening third party.

CREDIT FACILITY FINANCING AGREEMENT No. 14.2.0880.1 ENTERED INTO BY AND BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND LINX SISTEMAS E CONSULTORIA LTDA., WITH AN INTERVENING THIRD PARTY, AS PROVIDED BELOW:

The NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES), herein referred to simply as the BNDES, a federal publicly-held company, with its principal place of business in Brasília, Federal District, and services in this City, at Avenida República do Chile No. 100, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 33.657.248/0001-89, by its undersigned representatives;

and

LINX SISTEMAS E CONSULTORIA LTDA., hereinafter referred to as the BENEFICIARY, a limited liability company with its principal place of business in São Paulo, State of São Paulo, at Rua Cenno Sbrighi, No. 170, 1st—10th floors, Building II, district of Água Branca, Postal Code (CEP) No. 05.036-010, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 54.517.628/0001-98, by its undersigned representatives;

And also, as INTERVENING PARTY, LINX S.A., a corporation with its principal place of business in São Paulo, State of São Paulo, at Rua Cenno Sbrighi, No. 170, 9th floor, suite 1, Building II, district of Água Branca, Postal Code (CEP) No. 05.036-010, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 06.948.969/0001-75, by its undersigned representatives,

Have mutually agreed as follows:

ONE

NATURE, AMOUNT, AND PURPOSE OF THE AGREEMENT

By this Agreement, the BNDES grants to the BENEFICIARY a credit in the total amount of one hundred and two million eight hundred and two thousand Reais (R$102,802,000.00) out of its ordinary funds, which consist, among other sources, of funds from the Worker Support Fund (FAT) and funds originating from the FAT — Special Deposits and from the Social Integration Program/Civil Servant Asset Formation Program (PIS/PASEP) Equity Fund, subject, as to their allocation, to the laws applicable to each such source, in accordance with the provisions of Section Two, Paragraph Two, divided into three (3) Subcredits, in the following amounts:

I - Subcredit “A”: ninety-eight million five hundred and sixty-one thousand Reais (R$98,561,000.00);

II - Subcredit “B”: three million and five hundred thousand Reais (R$3,500,000.00), and.

III - Subcredit “C”: seven hundred and forty-one thousand Reais (R$741,000.00).

SOLE PARAGRAPH

The credit granted hereunder shall be allocated as follows:

I — Subcredit “A”: To finance the investment Plan of the BENEFICIARY, contemplating infrastructure, training and quality research and development, marketing, and sales actions, within the scope of the BNDES Program for the Development of the Domestic Software and Information Technology Services Industry (BNDES PROSOFT Empresa);

II — Subcredit “B”: To the purchase of domestic equipment that qualify under the criteria of the Special Industrial Financing Agency (FINAME), as required for the project mentioned in Item I of the Sole Paragraph of this Section; and

III — Subcredit “C”: To investments in social projects in the community, according to the “Mini Empresa” program, in partnership with Junior Achievement.

TWO

CREDIT AVAILABILITY

The credit shall be made available to the BENEFICIARY, in installments, upon satisfaction of the release conditions referred to in Section Twelve, according to the needs for the execution of the financed project, subject to the BNDES financial schedule, which is subordinated to the definition of funds for its investments by the National Monetary Council.

PARAGRAPH ONE

At the time of release of the funds under this transaction, the debits determined by law and those contractually authorized by the BENEFICIARY shall be made. The total remaining balance of funds available to the BENEFICIARY shall be immediately transferred to checking account No. 13060-8 held by the BENEFICIARY with Banco Itaú Unibanco (No. 341), branch No. 0191.

PARAGRAPH TWO

The amount of each credit installment to be made available to the BENEFICIARY shall be calculated in accordance with the criteria set forth in the law establishing the Long-Term Interest Rate (TJLP) for determination of debit balances of financings contracted in the BNDES System until November 30, 1994.

PARAGRAPH THREE

The total amount of the credit shall be used by the BENEFICIARY within twenty-seven (27) months from the date of execution of this Agreement, without prejudice to the BNDES’s option, before or after the expiration of such term, under the guarantees set forth in this Agreement, to extend such term upon express authorization by letter, regardless of any other formality or registration.

THREE

INTEREST ON SUBCREDITS “A” AND “B”

The principal amount of the debt owed by the BENEFICIARY arising from Subcredits “A” and “B” shall bear interest at a rate of one point sixty-seven percent (1.67%) per annum (by way of consideration) above the Long-Term Interest Rate (TJLP) as published by the Central Bank of Brazil, in accordance with the following system:

I — When the TJLP is greater than six percent (6%) per annum:

a) The amount corresponding to the TJLP portion that exceeds six percent (6%) per annum shall be capitalized on the fifteenth (15th) day of each month of the term of this Agreement and at its maturity or settlement, subject to the provisions of Section Eighteen, and calculated based on the application of the following capitalization term on the debit balance, taking into account all the financial events occurred during the period:

TC = [(1 + TJLP)/1.06]n/360 — 1 (capitalization term equal to, opens bracket, ratio between the TJLP plus one and one point zero six, closes bracket, raised to a power corresponding to the ratio between “n” and three hundred and sixty, less one), where:

TC — capitalization term;

TJLP — Long-Term Interest Rate, as published by the Central Bank of Brazil; and

n — number of days between the date of the financial event and the date of capitalization, maturity, or settlement of the obligation, it being understood that financial event shall mean any and all events of a financial nature which result or may result in a change in the debit balance of this Agreement.

b) The percentage of one point ninety-six percent (1.67%) per annum above the TJLP (compensation) referred to in the main provision of this Section plus the TJLP itself shall apply to the debit balance on the interest due dates mentioned in Paragraph Two or on the date of maturity or settlement of this Agreement, subject to the provisions of clause “a,” it being understood that the daily calculation of interest shall take into account the number of days elapsed between the date of each financial event and the abovementioned due dates; and

II — When the TJLP is equal to or less than six percent (6%) per annum:

The percentage of one point sixty-seven percent (1.67%) per annum above the TJLP (compensation) referred to in the main provision of this Section plus the TJLP itself shall apply to the debit balance on the interest due dates mentioned in Paragraph Two or on the date of maturity or settlement of this Agreement, it being understood that the daily calculation of interest shall take into account the number of days elapsed between the date of each financial event and the abovementioned due dates.

PARAGRAPH ONE

The amount referred to in item I, clause “a”, which shall be capitalized and incorporated into the principal amount of the debt, shall be payable in accordance with the provisions of Section Six.

PARAGRAPH TWO

The amount determined in accordance with the provisions of item I, clause “b” or item II shall be payable quarterly, on the fifteenth (15th) day of February, May, August, and November of each year, during the period between November 15, 2014 and February 15, 2017, and monthly, beginning on and including March 15, 2017, together with the principal amount repayment installments, and at the maturity or settlement of this Agreement, subject to the provisions of Section Eighteen.

FOUR

INTEREST ON SUBCREDIT “C”

The principal amount of the debt owed by the BENEFICIARY arising from Subcredit “C” shall bear interest at the Long-Term Interest Rate (TJLP) as published by the Central Bank of Brazil, in accordance with the following system:

I - When the TJLP is greater than six percent (6%) per annum:

a) The amount corresponding to the TJLP portion that exceeds six percent (6%) per annum shall be capitalized on the fifteenth (15th) day of each month of the term of this Agreement and at its maturity or settlement, subject to the provisions of Section Eighteen, and calculated based on the application of the following capitalization term on the debit balance, taking into account all the financial events occurred during the period:

TC = [(1 + TJLP)/1.06]n/360 — 1 (capitalization term equal to, opens bracket, ratio between the TJLP plus one and one point zero six, closes bracket, raised to a power corresponding to the ratio between “n” and three hundred and sixty, less one), where:

TC — capitalization term;

TJLP — Long-Term Interest Rate, as published by the Central Bank of Brazil; and

n — number of days between the date of the financial event and the date of capitalization, maturity, or settlement of the obligation, it being understood that financial event shall mean any and all events of a financial nature which result or may result in a change in the debit balance of this Agreement; and

b) The TJLP shall apply to the debit balance on the interest due dates mentioned in Paragraph Two or on the date of maturity or settlement of this Agreement, subject to the provisions of clause “a,” it being understood that the daily calculation of interest shall take into account the number of days elapsed between the date of each financial event and the abovementioned due dates; and

II — When the TJLP is equal to or less than six percent (6%) per annum:

The TJLP shall apply to the debit balance on the interest due dates mentioned in Paragraph Two or on the date of maturity or settlement of this Agreement, it being understood that the daily calculation of interest shall take into account the number of days elapsed between the date of each financial event and the abovementioned due dates.

PARAGRAPH ONE

The amount referred to in item I, clause “a”, which shall be capitalized and incorporated into the principal amount of the debt, shall be payable in accordance with the provisions of Section Six.

PARAGRAPH TWO

The amount determined in accordance with the provisions of item I, clause “b” or item II shall be payable quarterly, on the fifteenth (15th) day of February, May, August, and November of each year, during the period between November 15, 2014 and February 15, 2017, and monthly, beginning on and including March 15, 2017, together with the principal amount repayment installments, and at the maturity or settlement of this Agreement, subject to the provisions of Section Eighteen.

FIVE

DEBT PROCESSING AND COLLECTION

The collection of principal amount and charges shall be made through a Collection Notice issued in advance by the BNDES for the BENEFICIARY to settle such obligations on their due dates.

SOLE PARAGRAPH

No failure to receive the Collection Notice shall exempt the BENEFICIARY from its obligation to pay the principal amount installments and charges on the dates set forth in this Agreement.

SIX

REPAYMENT

The principal amount of the debt arising from this Agreement shall be paid to the BNDES in forty-eight (48) successive monthly installments, each in the principal amount of the debt becoming due, divided by the number of repayment installments not yet due, the first of which shall be due and payable on March fifteen (15), 2017, subject to the provisions of Section Eighteen, and the BENEFICIARY agrees to settle all obligations arising from this Agreement together with the last installment, on February fifteen (15), 2021.

SEVEN

CHANGE IN THE LEGAL STANDARD FOR COMPENSATION OF FUNDS ORIGINATING FROM THE PIS/PASEP FUND AND/OR FROM THE FAT

If the legal standard for compensation of the funds transferred to the BNDES and originating from the PIS/PASEP Equity Fund and/or from the Worker Support Fund (FAT) is replaced, the compensation set forth in Sections Three and Four may, at the discretion of the BNDES, use such new standard for compensation of such funds or any other standard indicated by the BNDES which, in addition to preserving the actual amount of the transaction, compensates at the same levels as before. In this case, the BNDES shall give written notice of such change to the BENEFICIARY.

EIGHT

SPECIAL OBLIGATIONS OF THE BENEFICIARY

The BENEFICIARY agrees to:

i — comply, as applicable, until the final settlement of the debt arising from this Agreement, with the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” approved by Resolution No. 665 of December 10, 1987, as partially amended by Resolution No. 775 of December 16, 1991, by Resolution No. 863 of March 11, 1996, by Resolution No. 878 of September 4, 1996, by Resolution No. 894 of March 6, 1997, by Resolution No. 927 April 1, 1998, by Resolution No. 976 of September 24, 2001, by Resolution No. 1.571 of March 4, 2008, by Resolution No. 1.832 of September 15, 2009, by Resolution No. 2.078 of March 15, 2011, by Resolution No. 2.139 of August 30, 2011, by Resolution No. 2.181 of November 8, 2011, by Resolution No. 2.556 of December 23, 2013, by Resolution No. 2.558 of December 23, 2013, by Resolution No. 2.607 of April 8, 2014, and by Resolution No. 2.616 of May 6, 2014, all issued by the Executive Board the BNDES and published in the Federal Official Gazette (Diário Oficial da União) (Section I) on December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998, October 31, 2001, March 25, 2008, November 6, 2009, April 4, 2011, September 13, 2011, November 17, 2011, January 1, 2014, February 14, 2014, May 6, 2014, and September 3, 2014, respectively, a copy of which is hereby delivered to the BENEFICIARY, which, having become aware of all the contents thereof, represents that it accepts it as an integral and inseparable part of this Agreement for all legal purposes and effects;

II — execute and complete the project financed hereunder within twenty-four (24) months from the date of issuance of this Agreement, without prejudice to the BNDES’s option, before or after the expiration of such term, under the guarantees set forth in this Agreement, to extend such term upon express authorization by letter, regardless of any other formality or registration;

III — in the event of a downsizing of the staff of the BENEFICIARY during the term of this Agreement as a result of the project referred to in Section One, Sole Paragraph, offer a training program focused on job opportunities in the region and/or a worker repositioning program, upon submission to the BNDES for consideration of a document specifying and attesting to the completion of the negotiations held with the relevant trade union or unions involved in the dismissal process;

IV — take, during the term of this Agreement, measures and actions to prevent or correct any damage to the environment and occupational safety and health which may be caused by the project referred to in Section One, Sole Paragraph;

V — maintain its good standing as to its obligations to the environmental agencies during the term of this Agreement;

VI — comply, during the term of this Agreement, with the provisions of law applicable to disabled persons;

VII — give notice to the BNDES, on the date of the event, of the name and Individual Taxpayers Register of the Ministry of Finance (CPF/MF) number of any person who, whether exercising a salaried position or being among its owners, controlling members, or officers, is certified or takes office as a Federal Deputy or Senator;

VIII — not grant loans, directly or indirectly, without prior authorization from the BNDES, including by subscription of debentures or profit-sharing bonds, to any individuals or legal entities, whether or not members of the same business group as the BENEFICIARY, subject to the provisions of items VIII.1 and VIII.2 below;

VIII.1 — The transactions described in Item VIII include advancements and/or any other transactions relating to credits granted members and related parties;

VIII.2 — The interest on the loans shall be at least three percent (3%) above that stipulated in Section Three, except when such transactions are carried out for the purpose described in Section One;

IX — not assume, without prior authorization from the BNDES, any new debts, directly or indirectly, including by issuance of debentures or profit-sharing bonds, before any individuals or legal entities, whether or not members of the same business group as the BENEFICIARY, subject to the provisions of item IX.1 below;

IX.1 — the following events are not included in the debts referred to in Item IX above: (i) financings entered into directly and/or indirectly with the BNDES, (ii) transactions carried out to meet ordinary businesses of the BENEFICIARY, and (iii) loans the amounts of which do not exceed the amount of ten million Reais (R$10,000,000.00) per business year throughout the term of this Agreement;

X — submit to the BNDES, within the term of the Agreement, within one hundred and eighty (180) days after the end of each fiscal year, consolidated annual financial statements covering its individual results and the results of all its subsidiaries headquartered within the national territory, together with the respective opinions prepared by an independent audit firm registered with the Brazilian Securities Commission (CVM);

XI — not create, except upon prior express authorization from the BNDES, security interests of any kind in transactions with other creditors without providing the same type of security to the BNDES under the same conditions and with the same priority, except in the events set forth in Item XII of this Section;

XII — give prior express notice to the BNDES of the creation of any security interest by operation of law or as a bond in connection with any lawsuits and administrative proceedings in which it appears as a defendant*, as well as in the event of fiduciary ownership in financings for purchase of equipment;

XIII — disclose, on the website of the BENEFICIARY on the Internet and in a prominent place at the headquarters of the company, that it is a financial cooperation beneficiary of the BNDES, according to the form to be provided by the BNDES;

XIV — submit, whenever requested by the BNDES, documents of any nature of companies in which it holds any direct or indirect equity interest;

XV — not incorporate, directly or indirectly, or acquire an equity interest in companies, within the Country or abroad, without prior express authorization from the BNDES, throughout the term of the Agreement, except in case of transactions involving less than fifty million Reais (R$50,000,000.00);

XVI — not sell or encumber, without prior authorization from the BNDES, any permanent assets the amount of which exceeds ten million Reais (R$10,000,000.00) per annum, except in the case of:

a) unserviceable or obsolete goods;

b) assets which are replaced by new ones with identical purpose; and

XVII — submit to the BNDES, within thirty (30) days from the date of correspondence from the BNDES so requiring, during the term of this Agreement, copies of the Income Tax Returns of the BENEFICIARY for the fiscal years requested; and

XVIII — not transfer, assign, encumber, or dispose of, under any circumstances or in any manner, its ownership rights in any technology or products developed by the BENEFICIARY with funds from this Agreement without prior express authorization from the BNDES.

NINE

OBLIGATIONS OF THE PARENT INTERVENING PARTY

The INTERVENING PARTY identified in the preamble to this Agreement hereby agrees to:

I — submit to the BNDES for approval any proposals concerning matters relating to the encumbrance, on any account, of any share held by it and issued by the BENEFICIARY, to the sale, acquisition, merger, consolidation, spin-off, or any other act that implies or may imply changes in the current setup of the BENEFICIARY, a transfer of the corporate control of the BENEFICIARY, or its ceasing from being a controlling shareholder of the BENEFICIARY under art. 116 of Law No. 6.404 of December 15, 1976;

II — not cause the inclusion in any corporate agreement, bylaws, or articles of association of the BENEFICIARY of any provision that implies:

a) restrictions on the growth capacity or technological development of the BENEFICIARY; or

b) restrictions on the access of the BENEFICIARY to new markets; or

c) restrictions on or impairment of its ability to pay the financial obligations under its transactions with the BNDES;

III — not take any actions or measures that impair or alter the economic and financial balance of the BENEFICIARY;

IV — take all the necessary measures to ensure the fulfillment of the purpose of this transaction;

V — not incorporate, directly or indirectly, or acquire an equity interest in companies, within the Country or abroad, without prior express authorization from the BNDES, throughout the term of the Agreement, except in case of transactions involving less than fifty million Reais (R$50,000,000.00);

VI — submit, whenever requested by the BNDES, documents of any nature of companies in which it holds any direct or indirect equity interest;

VII — submit to the BNDES, within thirty (30) days from the date of correspondence from the BNDES so requiring, throughout the term of this Agreement, copies of its Income Tax Returns for the fiscal years requested;

VIII — request prior consent from the BNDES to any transfer, assignment, encumbrance, or disposal of shares issued by the BENEFICIARY and its subsidiaries throughout the term of this Agreement;

IX — not sell or encumber, without prior authorization from the BNDES, any permanent assets the amount of which exceeds ten million Reais (R$10,000,000.00) per annum, except in the case of:

a) unserviceable or obsolete goods; or

b) assets which are replaced by new ones with identical purpose; and

X — maintain, during the term of the Agreement, two of the following ratios, as determined semi-annually in its consolidated financial statements audited by an independent audit firm registered with the Brazilian Securities Commission:

a) General Indebtedness/Total Assets: equal to or less than 60%;

b) Net Debt/EBITDA: equal to or less than 2.00;

c) EBITDA/Net Operating Revenue: equal to or greater than 20%.

PARAGRAPH ONE

If the BENEFICIARY fails to achieve at least two of the ratios established in Item X of this Section, it agrees to either create, within one hundred and eighty (180) days from the date of written notice from the BNDES, security interests accepted by the BNDES in an amount corresponding to at least one hundred and thirty percent (130%) of the amount of the financing or of the debt arising therefrom or submit a bank guarantee for the total amount of the debt provided by a financial institution which, at the discretion of the BNDES, is in an economic and financial situation that ensures it a degree of notorious solvency, unless the abovementioned ratio is achieved within such period.

PARAGRAPH TWO

For purposes of calculation of the ratios set forth in Item X of this Section, the following definitions and standards shall be adopted:

a) EBITDA - Operating Income before interest, income tax, depreciation, and amortization;

b) Net Debt — Aggregate sum of the balance of the consolidated onerous debts of the INTERVENING PARTY, including loans and financings, mutuums, issuance of fixed-income securities, promissory notes, and debentures, whether convertible or not, in the local or international capital market, as well as the sale or assignment of future receivables, if they are accounted for as obligations, and other indebtedness financial transactions of the company recorded in current and non-current liabilities less Cash and Cash Equivalents (cash and financial investments);

c) General Indebtedness — Aggregate sum of Current and Non-Current Liabilities;

d) The parameters relating to the result (i.e. EBITDA and Net Operating Revenue) refer to the figures for the last twelve (12) months prior to the calculation;

e) The financial ratio referred to in item X, clause “b” of the main provision of this Section shall be regarded as not achieved if the figure determined for such ratio is negative due to negative EBITDA; and

f) For purposes of calculation of the financial ratio referred to in item X, clause “b” of the main provision of this Section, the amounts classified in the Balance Sheet of the INTERVENING PARTY as “Accounts Payable for Acquisition of Subsidiaries” shall not be regarded as Net Debt.

TEN

LIABILITY IN CORPORATE SUCCESSION

In the event of corporate succession, any successors of the BENEFICIARY shall be jointly and severally liable for the obligations arising from this Agreement.

SOLE PARAGRAPH

The main provision of this Section shall not apply in the event of prior consent from the BNDES to the waiver of joint and several liability in a partial spin-off.

ELEVEN

MUTUAL POWER OF ATTORNEY

The BENEFICIARY and the INTERVENING PARTY hereby irrevocably and irreversibly mutually appoint each other their attorneys-in-fact until the final settlement of the debt hereunder, with powers to receive service of process, notices, and summons, as well as with general judicial powers, which may be delegated to counsel, all in connection with any judicial or extrajudicial proceedings that are filed against them by the BNDES as a result of this Agreement, it being understood that they may take all actions necessary for a good and faithful performance of this power of attorney.

TWELVE

CONDITIONS FOR RELEASE OF THE FINANCIAL CONTRIBUTION

In addition to compliance, as appropriate, with the conditions set forth in articles 5 and 6 of the abovementioned “PROVISIONS APPLICABLE TO BNDES CONTRACTS” and in the “MONITORING RULES AND INSTRUCTIONS” referred to in article 2 of such “PROVISIONS” for the use of each credit installment, the release of the financial cooperation shall be subject to the following:

I — For the release of the first Credit installment:

Submission of this Financing Agreement, with all legal formalities, including the relevant recordations in the Registries of Deeds and Documents of the Judicial Districts of Rio de Janeiro (RJ) and São Paulo (SP);

II — For release of each Credit installment:

a) no occurrence of any fact that, at the discretion of the BNDES, may substantially alter the economic and financial status of the beneficiary or impair the execution of the project financed hereunder by altering it or preventing its completion in accordance with the terms of the project approved by the BNDES;

b) submission by the BENEFICIARY of a Certificate of No Outstanding Social-Security Liability (CND) or of a Certificate of Suspended Social-Security Liability (CPD-EN) issued by the Brazilian Federal Revenue Service via INTERNET, to be obtained by the BENEFICIARY at www.receita.fazenda.gov.br and checked by the BNDES on the same website; and,

c) proof of good standing with environmental agencies or, if such proof has already been submitted and is in force, a statement from the BENEFICIARY of the continued validity of such document; and

d) submission, preferably in an electronic file, of a list containing data identifying the assets corresponding to the credit installment to be used and detailing the equipment, manufacturer, value, and any other information that may be requested by the BNDES in order to prove that the machinery and equipment purchased out of funds arising from this Agreement are accredited with the BNDES.

THIRTEEN

GUARANTEE

LINX S.A., identified in the preamble, accepts this Agreement in the capacity of guarantor and principal payor and expressly waives the benefits of articles 366, 827, and 838 of the Civil Code, it being understood that it shall be jointly and severally liable, until the final settlement of this Agreement, for the faithful and exact performance of all the obligations assumed by the BENEFICIARY hereunder.

FOURTEEN

DEFAULT

In the event of default of any obligations assumed by the BENEFICIARY and by the Intervening Parties, the provisions of arts. 40-47-A of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” referred to in Section Eight, Item I shall apply.

FIFTEEN

LAWSUIT FINE

In the event of judicial collection of the debt arising from this Agreement, the BENEFICIARY shall pay a fine of ten percent (10%) on the principal amount and charges of the debt, as well as any extrajudicial and judicial expenses and attorney’s fees, from the date of filing of the collection suit.

SIXTEEN

EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, the guarantees shall be released, subject to the provisions of art. 18, paragraph two of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” referred to in Section Eight, Item I.

SEVENTEEN

ACCELERATION

The BNDES may accelerate this Agreement, upon which the debt shall become enforceable and any disbursements shall be immediately suspended, if, in addition to the events mentioned in articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” referred to in Section Eight, Item I, the BNDES can demonstrate:

a) a downsizing of the staff of the BENEFICIARY in violation of the provisions of Section Eight, Item III;

b) the existence of a final and unappealable adverse judgment resulting from any actions taken by the Beneficiary which imply child labor, slave labor, or environmental crime; and

c) the inclusion in a corporate agreement, bylaws, or articles of association of the BENEFICIARY or of any of its controlling companies of any provision that implies restrictions on or an impairment of its ability to pay its financial obligations arising from this transaction.

PARAGRAPH ONE

This Agreement shall be accelerated, upon which the debt shall become enforceable and any disbursements shall be immediately suspended, in the event of application of the proceeds from this Agreement to any purpose other than that provided for in Section One, Sole Paragraph. The BNDES shall give notice of such fact to the Federal Prosecution Office for the purposes and effects of Law No. 7.492 of June 16, 1986.

PARAGRAPH TWO

This Agreement shall also be accelerated, upon which the debt shall become enforceable and any disbursements shall be immediately suspended, on the date when any person who exercises a salaried position at the BENEFICIARY or is among its owners, controlling members, or officers is certified or takes office as a Federal Deputy or Senator, as such persons are subject to the prohibitions set forth in article 54, items I and II of the Federal Constitution. No default charges shall be imposed if the payment occurs within five (5) business days from the date of such certification, under penalty of otherwise the charges established for events of acceleration due to default being imposed.

PARAGRAPH THREE

No acceleration based on the provisions of clause “b” shall occur if the remediation imposed is complied with or as long as the sentence imposed on the BENEFICIARY is being served, subject to the due process of law.

EIGHTEEN

DUE DATES ON PUBLIC HOLIDAYS

The due dates of all principal and charges repayment installments which fall on Saturdays, Sundays, or national, state, district, or municipal public holidays, including banking holidays, shall be, for all purposes and effects of this Agreement, postponed to the first subsequent business day, in which case the charges shall be calculated up to such date, and the following regular period for determination and calculation of the charges under this Agreement shall also start on such date.

SOLE PARAGRAPH

Unless otherwise expressly provided, the public holidays in the place where the principal place of business of the BENEFICIARY is located, the address of which is indicated in this Agreement, shall be considered for the purposes of the main provision of this Section.

NINETEEN

FINANCIAL COOPERATION COMMISSION

The BENEFICIARY shall pay to the BNDES a Financial Cooperation Commission of zero point three percent (0.3%) on the amount of this Agreement.

PARAGRAPH ONE

The amount of the Financial Cooperation Commission shall be discounted from the first credit release.

PARAGRAPH TWO

If the first release does not occur, or if the amount mentioned in Paragraph One of this Section is not deducted from the first credit release, the BENEFICIARY agrees to pay it to the BNDES within forty-five (45) days to from the date on which it is notified to do so.

PARAGRAPH THREE

If the Financial Cooperation Commission is not paid as provided for in this Section, the BENEFICIARY shall be subject to the sanctions set forth in this Agreement and in the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” referred to in Section Eight, Item I of this Agreement.

TWENTY

AUTHORIZATION

The BENEFICIARY authorizes the BNDES to deduct from the first credit installment, at the time of release thereof, an amount of three hundred and eight thousand four hundred and six Reais (R$308,406.00) for the Financial Cooperation Commission mentioned in Section Nineteen.

TWENTY-ONE

JURISDICTION

The courts of Rio de Janeiro and the courts sitting in the place where the headquarters of the BNDES are located are hereby elected as the Courts of competent jurisdiction for any disputes arising from this Agreement which cannot be resolved out of court.

TWENTY-TWO

ENVIRONMENTAL LIABILITY

The BENEFICIARY agrees, regardless of fault, to reimburse the BNDES for any amount that it is compelled to pay due to any environmental damage arising from the project referred to in Section One, Sole Paragraph, as well as to indemnify the BNDES for any losses or damages it may suffer as a result of such environmental damage.

BENEFICIARY LINX SISTEMAS E CONSULTORIA LTDA. has submitted Certificate of Suspended Social-Security Liability (CPD-EN) No. 177382014-88888628 issued by the Brazilian Federal Revenue Service on June 11, 2014 and valid until December 8, 2014.

INTERVENING PARTY LINX S.A. has submitted a Certificate of No Outstanding Social-Security Liability (CND) No. 221292014-88888969 issued by the Brazilian Federal Revenue Service on August 25, 2014 and valid until February 21, 2015.

The BNDES is represented herein by its Vice President, in accordance with the power of attorney drawn up in Book No. 930, page No. 169, act No. 145 of the Office of the 22nd Notary Public of the Judicial District of the Capital of the State of Rio de Janeiro, and by the Officer of the BNDES as signing and identified below.

The pages of this Instrument were initialed by Henrique Assunção Pratas Sobral, counsel for the BNDES, upon authorization from the undersigned legal representatives.

In witness whereof, the parties executed this instrument in three (3) identical counterparts, in the presence of the undersigned witnesses.

Rio de Janeiro,

For the BNDES:

NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT - BNDES

Name:	Name:
Title:	Title:

For the BENEFICIARY:

/s/ Alberto Menache	/s/

LINX SISTEMAS E CONSULTORIA LTDA.

Name:	Name:
Title:	Title:

For the INTERVENING PARTY AND GUARANTOR

/s/ Alberto Menache	/s/

LINX S.A.

Name:	Name:
Title:	Title:

WITNESSES:

/s/ Elisabete Nascimento Amaral		/s/ Simon Menache
Name:	Elisabete Nascimento Amaral	Name:	Simon Menache
Identity No.: 24.591.288-5		Identity No.: 9.473.398-3
Individual Taxpayers Register (CPF) No.: 265.669.818-96		Individual Taxpayers Register (CPF) No.: 053.180.178-70

(SIGNATURE PAGE OF CREDIT FACILITY FINANCING AGREEMENT NO. 14.2.0880.1 ENTERED INTO BY AND BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES), LINX SISTEMAS E CONSULTORIA LTDA., AND LINX S.A.)

/s/ Henrique Sobral

Attorney-at-Law